                                                                 Exhibit 23.2

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Barnes & Noble, Inc.
122 Fifth Avenue
New York, New York 10011

We hereby consent to the incorporation by reference in the prospectus constituting a part of the Registration Statement on Form S-3 of our report dated March 22, 2001, relating to the consolidated financial statements of
Barnes & Noble, Inc. and subsidiaries appearing in the company's Annual
Report on Form 10-K for the fiscal year ended February 3, 2001.

We also consent to the reference to us under the caption "Experts" in the prospectus.

BDO Seidman, LLP
New York, New York

June 1, 2001